Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of GameWorks, Inc. and Subsidiaries of our report dated October 31, 2019, relating to the financial statements of GameWorks, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to our firm under the heading “Experts” in such Prospectus

/s/ Squar Milner LLP

Irvine, California

October 2, 2020